EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, James K. Brata, certify that:

1.        I have reviewed this annual report on Form 10-K /A of TGC Industries, Inc.;

2.        Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 15, 2011	By:	/s/ James K. Brata
James K. Brata
Chief Financial Officer
(Principal Financial and Accounting Officer)